Term Note

$250,000

            March 1, 2007

FOR VALUE RECEIVED, the undersigned, CORD BLOOD AMERICA, INC., a Florida corporation, with an address at 9000 Sunset Boulevard, Suite 400, Los Angeles, California, 90069 (the “Company”) promises to pay to the order of CORCELL, INC., with a business address at 1717 Arch Street, Suite 1310, Philadelphia, PA, 19103, or its successors or assigns (the “Holder"), on or before July 1, 2007 (the “Maturity Date”) the principal amount of TWO HUNDRED  FIFTY THOUSAND DOLLARS ($250,000) (the “Principal Amount”), together with interest thereon, in the manner hereinafter provided and in accordance with the terms hereof.

1.

Rate of Interest.  Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to ten and one-half percent (10.5%).  Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days.

2.

Default Rate.  Any overdue principal of, and to the extent permitted by law, overdue interest on the Note shall bear interest, payable on demand, until paid at a rate per annum of two percent (2.0%) above the “Prime Rate” which shall mean a rate of interest listed as the “Prime Rate” in the Money Rates section of The Wall Street Journal, as in effect from time to time.

3.

Usury Limitation.  In no event shall the amount paid or agreed to be paid to the Holder for the use or forbearance of money to be advanced hereunder exceed the highest lawful rate permissible under the then applicable usury laws.  If it is hereafter determined by a court of competent jurisdiction that the interest payable hereunder is in excess of the amount which the Holder may legally collect under the then applicable usury laws, such amount which would be excessive interest shall be applied to the payment of the unpaid principal balance due hereunder and not to the payment of interest or, if all principal shall previously have been paid, promptly repaid by the Holder to the Company.

4.

Payment Terms.  Interest shall be due and payable monthly, in the amounts indicated on the amortization schedule attached as Exhibit A, commencing on April 1, 2007, and continuing on the first day of each month thereafter until July 1, 2007, on which date all outstanding principal and accrued interest shall be due and payable in full. All payments must be made to the Holder at the above address or at such other place as the Holder may from time to time designate.  All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, and then to reduce the Principal Amount.

5.

ESP Agreement.  This Note is the Purchase Price Note referred to in the Existing Samples Purchase Agreement, dated October 12, 2006 between Company and Holder, as amended by the Amendment and Modification to the Existing Samples Purchase Agreement, dated February 28, 2007  (collectively, the “ESP Agreement”). All the terms, covenants,

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agreements, conditions, warranties and provisions contained in ESP Agreement are hereby incorporated into this Note with the same force and effect as if they were fully set forth herein.

6.

Security. Company hereby grants the Holder a first priority security interest in the 1,666,667 shares of common stock of the Company represented by that certain stock certificate No. 1837 (the “Certificate”), which Certificate is currently in the possession of the Holder pursuant to the Stock Power granted by Company dated as of November 17, 2006, as collateral security for the prompt payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all amounts owing under this Note.

7.

Event of Default. Each of the following events constitutes an “Event of Default” hereunder:

(i)

Interest Payment Default.  The Company defaults in any payment of interest on this Note when the same becomes due and payable and such default continues for a period of five (5) days;

(ii)

Principal Payment Default.  The Company defaults in the payment of the Principal Amount when the same becomes due and payable on the Maturity Date;

(iii)

Covenant Default.  The Company fails to perform or observe any of the provisions contained in this Note, or the ESP Agreement and such failure shall continue for more than thirty (30) days after the Holder has given written notice to the Company;

(iv)

Default on Other Indebtedness.  The Company shall fail to pay any other indebtedness of the Company when due;

(v)

Judgments.  Any judgment or decree for the payment of money in excess of $25,000 or its foreign currency equivalent at the time it is entered against the Company, and is not discharged, waived or the execution thereof stayed within fifteen (15) days after entry;

(vi)

Consent to Bankruptcy.  The Company pursuant to or within the meaning of any bankruptcy law: (a)  commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a custodian of it or for any substantial part of its property; (d) makes a general assignment for the benefit of its creditors; or (e) takes any comparable action under any foreign laws relating to insolvency; or

(vii)

Bankruptcy Order.  A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a)  is for relief of the Company in an involuntary case; (b)  appoints a custodian of the Company or for any substantial part of its property; (c) orders the winding up or liquidation of the Company ; or (d)any similar relief is granted under any foreign laws and in each of (a), (b), and (c) above, the order or decree remains unstayed and in effect for sixty (60) days;

Any of the foregoing events will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of

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law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

8.

Remedies.

(i)

If an Event of Default (other than an Event of Default specified in Section 6(vi) or Section 6(vii) hereof with respect to the Company) occurs and is continuing, the Holder by notice to the Company, may declare the Principal Amount and accrued but unpaid interest on this Note to be due and payable.  If an Event of Default specified in Section 6(vi) or Section 6(vii) hereof with respect to the Company occurs, the Principal Amount and accrued but unpaid interest on the Note shall automatically become and be immediately due and payable without any declaration or other act on part of the Holder.

(ii)

 At any time after occurrence of an Event of Default, Holder may exercise any other right or remedy as may be provided at law or in equity.

(iii)

The rights and remedies provided to Holder in this Note, (a) are not exclusive and are in addition to any other rights and remedies Holder may have at law or in equity under applicable law; (b) shall be cumulative and concurrent; (c) may be pursued singly, successively or together against Company, or any of the assets at the sole discretion of Holder; and (d) may be exercised as often as occasion therefor shall arise.  The failure to exercise or delay in exercising any such right or remedy shall not be construed as a waiver or release thereof.

9.

Prepayment.  The Company shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part, without premium or penalty.

10.

Costs and Attorneys’ Fees. Any costs of suit and other expenses paid or incurred by Holder in connection with any action under this Note, whether suit be brought or not, including reasonable attorneys’ fees, shall be due and payable to and recoverable by Holder upon demand by Holder.

11.

 Amendment. The provisions of this Note may not be amended, modified, waived, changed or terminated other than by an agreement in writing signed by the Company and the Holder.

12.

 Waiver.   The Company waives presentment, demand, protest or notice and demand and non-payment in connection with the delivery, acceptance, performance or enforcement of this Note.  No failure or delay on the part of any party hereto in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Holder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval by the Holder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

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13.

Governing Law, Severability, Modification.  This Note will be governed by, and must be construed and enforced in accordance with, the substantive laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. The provisions of this Note will be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note will continue in full force and effect. This Note may be amended only by a writing signed on behalf of Company and Holder.

14.

Successors and Assigns.  The provisions of this Note shall be enforced against binding on any successor to Company and shall inure to the benefit of any Holder hereof.

15.

Waiver of Jury Trial.

THE HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE HOLDER OR THE COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER'S PURCHASING THIS NOTE.

16.

Limitation on Damages.  The Holder and the Company agree that, in any action, suit or proceeding, in respect of or arising out of this Note, the ESP Agreement or the transactions contemplated hereunder, each mutually waives to the fullest extent permitted by law, any claim for consequential, punitive or special damages.

17.

Consent to Jurisdiction.    THE COMPANY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO, THIS NOTE MAY BE BROUGHT IN ANY COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE.  THE COMPANY, BY EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY ANY OTHER MANNER PROVIDED FOR IN SECTION 14 (C) OF THE ESP AGREEMENT.  THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.   NOTHING IN THIS SECTION SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE HOLDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

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18.

 Definitions. For purposes of this Note, the following terms shall have the meanings described below:

“Bankruptcy Law” means 11 U.S.C. § 101 et seq. as from time to time hereafter amended, and any successor or similar Federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Note as of the day and year first above written.

COMPANY:

CORD BLOOD AMERICA, INC.,

                                                                         a Florida corporation

                                                                         By:_______________________________

      Name: Matthew Schlissler

      Title: President and Chief Executive Officer

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EXHIBIT A

AMORTIZATION SCHEDULE

Number of Payments	Date of Payment	Payment Due	Interest Payment	Principal Payment	Principal Balance
1	April 1, 2007	$ 2,187.50	$ 2,187.50	$ 0.0	$ 250,000.00
2	May 1, 2007	2,187.50	2,187.50	0.0	250,000.00
3	June 1, 2007	2,187.50	2,187.50	0.0	250,000.00
4	July 1, 2007	252,187.50	2,187.50	250,000.00	0.0
Total Paid		258,750.00